Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C 1350)
Each of the undersigned officers of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(i)
the accompanying Annual Report on Form 10-K of the Company for the period ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ NICHOLAS S. SCHORSCH
		Name:	Nicholas S. Schorsch
		Title:	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ D. KIRK MCALLASTER, JR.
		Name:	D. Kirk McAllaster, Jr.
Date:	March 27, 2014	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished with the Company’s Annual Report on Form 10-K for the period ended December 31, 2013 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.